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                                                                    Exhibit 99.1

(CAMBREX LOGO)

NEWS RELEASE

Date:       March 31, 2006
Contacts:   Luke M. Beshar                   Anne-Marie Hess
            Executive Vice President & CFO   Senior Director, Investor Relations
Phone:      201-804-3010                     201-804-3062
Email:      luke.beshar@cambrex.com          annemarie.hess@cambrex.com
Release:    Immediate


                CAMBREX CORPORATION ANNOUNCES DELAY IN FILING ITS
                          2005 FORM 10-K ANNUAL REPORT

      East Rutherford, NJ -- March 31, 2006 -- Cambrex Corporation (NYSE: CBM) announced today that it is unable to complete and file the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005 by the extended due date of March 31, 2006.

      During the 2005 year-end closing procedures, it was determined that the Company had incorrectly accounted for U.S. tax benefits related to certain components of Other Comprehensive Income during 2003, 2004 and 2005. The cumulative effect of this matter was an understatement of Net Income of approximately $2.3 million. The Company also determined that certain of its tax balance sheet accounts had not been properly reconciled and has been working diligently to complete the appropriate analysis.

      Additionally, the Company is assessing whether it was appropriate to apply certain technical guidelines that govern the determination of quarterly Income Tax Expense in 2004 and 2005. The outcome of this assessment would not change the Company's total Income Tax Expense or Net Income for either year but may impact quarterly results.

      Until the analyses of the tax accounts are complete, it cannot be determined whether these matters will result in material adjustments to previously reported financial statements. The assessment of internal controls over financial reporting has not been completed. However, based upon the assessment to date, the Company expects to report a material weakness related to the Company's internal controls within its corporate tax department.

      The Company expects to file its 2005 Form 10-K with the Securities and Exchange Commission as soon as it completes the above referenced work. Due to the foregoing, the Company is postponing its 2006 Annual Meeting of Shareholders until these matters are resolved.

      The information contained in this press release is unaudited, subject to revision and should not be considered final until the 2005 Form 10-K is filed with the U.S. Securities and Exchange Commission.




Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com
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FORWARD LOOKING STATEMENTS

      This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Rule 3b-6 under The Securities Exchange Act of 1934, including, without limitation, statements regarding expected performance, especially expectations with respect to sales, research and development expenditures, earnings per share, capital expenditures, acquisitions, divestitures, collaborations, or other expansion opportunities. These statements may be identified by the fact that words such as "expects", "anticipates", "intends", "estimates", "believes" or similar expressions are used in connection with any discussion of future financial and operating performance. The forward-looking statements contained herein are based on current plans and expectations and involve risks and uncertainties that could cause actual outcomes and results to differ materially from current expectations including but not limited to, global economic trends, pharmaceutical outsourcing trends, competitive pricing or product developments, government legislation and/or regulations (particularly environmental issues), tax rate, interest rate, technology, manufacturing and legal issues, changes in foreign exchange rates, performance of minority investments, uncollectible receivables, loss on disposition of assets, cancellation or delays in renewal of contracts, and lack of suitable raw materials or packaging materials, the possibility that the value of the acquisition of PermaDerm(TM) cultured skin may not be realized or that our plans to obtain a Humanitarian Device Exemption, completion of clinical trials and commercialization of PermaDerm cultured skin in the United States may not be successful and the Company may not receive regulatory approval for its products.

      For further details and a discussion of these and other risks and uncertainties, investors are cautioned to review the Cambrex Annual Report on Form 10-K, including the Forward-Looking Statement section therein, and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.


ABOUT CAMBREX

      Cambrex is a global, diversified life sciences company dedicated to providing products and services to accelerate and improve the discovery and commercialization of human therapeutics. The Company employs approximately 2000 worldwide. For more information, please visit http://www.cambrex.com.

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